UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2011

KBS REAL ESTATE INVESTMENT TRUST III, INC.

(Exact name of registrant specified in its charter)

Maryland	333-164703	27-1627696
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Selected Dealer Agreements

On March 17, 2011, KBS Real Estate Investment Trust III, Inc. (the “Company”), KBS Capital Advisors LLC, the Company’s external advisor (the “Advisor”), KBS Capital Markets Group LLC, the Company’s dealer manager (the “Dealer Manager”), and KBS Holdings LLC, the Company’s sponsor, entered into a selected dealer agreement (the “Ameriprise Selected Dealer Agreement”) with Ameriprise Financial Services, Inc. (“Ameriprise”) and a selected dealer agreement (the “Securities America Selected Dealer Agreement,” the Ameriprise Selected Dealer Agreement and the Securities America Selected Dealer Agreement are, collectively, the “Selected Dealer Agreements”). Pursuant to the Selected Dealer Agreements, Ameriprise and Securities America will each act as selected dealers in the Company’s initial public offering and offer and sell on a best efforts basis up to 280,000,000 shares of common stock of the Company (the “Shares”), of which 80,000,000 are being offered pursuant to the Company’s dividend reinvestment plan (the “DRIP”).

Pursuant to the terms of the Selected Dealer Agreements, the selected dealer generally will (i) be paid a selling commission of up to 6.5% of the price of each Share (except for Shares sold pursuant to the DRIP) sold by that selected dealer; provided, however, that such selling commission shall be reduced with respect to sales to certain categories of purchasers; (ii) be reallowed by the Dealer Manager from the dealer manager fee a dealer fee of up to 2.0% of the full price of each Share (except for shares sold pursuant to the DRIP) sold by that selected dealer; (iii) be reimbursed for its actual out-of-pocket and bona fide due diligence expenses consistent with the language in the prospectus for the Company’s initial public offering and FINRA regulations, and (iv) subject to applicable FINRA limitations, be paid for mutually agreed upon technology costs associated with the offering, related costs and expenses and other expenses related to the facilitation of the marketing of the Shares.

The Advisor manages the Company’s day-to-day operations and will manage the Company’s portfolio of real estate assets under an advisory agreement pursuant to which the Company pays the Advisor certain fees and reimburses certain of its expenses. The Dealer Manager provides certain wholesaling, sales, promotional and marketing assistance services to the Company in connection with the distribution of the Shares under a dealer manager agreement pursuant to which the Company pays the Dealer Manager certain fees.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Ex.	Description

1.1	Selected Dealer Agreement, dated March 17, 2011, by and among KBS Real Estate Investment Trust III, Inc., KBS Capital Advisors LLC, KBS Capital Markets Group LLC, KBS Holdings LLC and Ameriprise Financial Services, Inc.

1.2	Selected Dealer Agreement, dated March 17, 2011, by and among KBS Real Estate Investment Trust III, Inc., KBS Capital Advisors LLC, KBS Capital Markets Group LLC, KBS Holdings LLC and Securities America, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST III, INC.

Dated: March 22, 2011	BY:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer